As filed with the Securities and Exchange Commission on February 21, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware	81-4549921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
300 E. Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Carvana Co. 2017 Omnibus Incentive Plan
(Full title of the Plan)

Ernest C. Garcia, III
President, Chief Executive Officer and Chairman
300 E. Rio Salado Parkway
Tempe, Arizona 85281
Telephone: (602) 922-9866
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.
Robert E. Goedert, P.C.
Michael P. Keeley, P.C.
Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Carvana Co. (the “Company”) is filing this Registration Statement on Form S-8 with the United States Securities and Exchange Commission (the “SEC”) to register up to 2,665,416 additional shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”), which have been authorized and reserved for issuance under the Carvana Co. 2017 Omnibus Incentive Plan (as amended on June 5, 2017, August 22, 2017, and May 1, 2023, the “Plan”) as a result of the annual evergreen increase under the Plan and shares of Class A common stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of (i) the Registration Statement on Form S-8 (File No. 333-217520), filed by the Company with the SEC on April 28, 2017, (ii) the Registration Statement on Form S-8 (File No. 333-269560), filed by the Company with the SEC on February 3, 2023, (iii) the Registration Statement on Form S-8 (File No. 333-271690), filed by the Company with the SEC on May 5, 2023 and (iv) the Registration Statement on Form S-8 (File No. 333-277329), filed by the Company with the SEC on February 23, 2024.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Carvana Co., dated April 27, 2017 (incorporated by reference to Exhibit 3.1 to Carvana Co.’s Current Report on Form 8-K filed with the SEC on May 3, 2017).

4.2	Amended and Restated Bylaws of Carvana Co., dated April 27, 2017 (incorporated by reference to Exhibit 3.2 to Carvana Co.’s Current Report on Form 8-K filed with the SEC on May 3, 2017).
5.1*	Opinion of Kirkland & Ellis LLP.
10.1	Carvana Co. 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to Carvana Co.’s Current Report on Form 8-K filed with the SEC on May 3, 2017).
10.2	First Amendment to 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Carvana Co.’s Quarterly Report on Form 10-Q filed with the SEC on June 6, 2017).
10.3	Second Amendment to 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Carvana Co.’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2017).
10.4	Third Amendment to 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Carvana Co.’s Current Report on Form 8-K filed with the SEC on May 3, 2023).
23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature pages hereto).
107*	Filing Fee Table.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 21st day of February, 2025.

CARVANA CO.

By:	/s/ Ernest C. Garcia, III
	Name:	Ernest C. Garcia, III
	Title:	President, Chief Executive Officer and Chairman

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Breaux and Stephen Palmer and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 21, 2025.

Name	Position

/s/ Ernest C. Garcia, III	President, Chief Executive Offer and Chairman
Ernest C. Garcia, III	(Principal Executive Officer)

/s/ Mark Jenkins	Chief Financial Officer
Mark Jenkins	(Principal Financial Officer)

/s/ Stephen Palmer	Vice President of Accounting and Finance
Stephen Palmer	(Principal Accounting Officer)

/s/ Michael Maroone	Director
Michael Maroone

/s/ Dan Quayle	Director
Dan Quayle

/s/ Neha Parikh	Director
Neha Parikh

/s/ Ira Platt	Director
Ira Platt

/s/ Greg Sullivan	Director
Greg Sullivan